UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email letter sent to certain holders of Cypress Semiconductor Corporation’s common stock on March 13, 2017 by CypressFirst:

Subject: Do What’s Right for Cypress

T.J. Rodgers, founder and former CEO, President and Director of Cypress Semiconductor Corp., and the Company’s largest individual stockholder, today released a detailed presentation highlighting for Cypress stockholders what he believes are the Company’s significant conflict of interest and governance problems. He urges stockholder to vote for exceptionally qualified candidates Messrs. J. Daniel McCranie and Camillo Martino for election to the Cypress Board of Directors at the 2017 Annual Meeting of Stockholders, which is normally held in May. The full presentation, along with other important documents related to these matters, can be found at www.CypressFirst.com or on the website of the Securities and Exchange Commission (www.sec.gov). Highlights of the presentation include:

•	Summary bios for Dan McCranie and Camillo Martino, two highly qualified semiconductor industry veterans, both of whom possess the c-suite and corporate board experience to replace Ray Bingham, Cypress’s executive chairman, and Eric Benhamou, the Company’s lead independent director

•	Further detail regarding the reasons why Mr. Benhamou and the rest of the Cypress Board need to address what Mr. Rodgers believes is an irreconcilable conflict of interest created by the disclosure late last fall that Mr. Bingham is also employed as a Managing Director of Canyon Bridge, a private equity firm backed by the People’s Republic of China that competes directly with Cypress in mission-critical M&A for semiconductor companies

•	Explanation of why Mr. Rodgers believes the unnecessary and expensive executive chairman position should be eliminated – and why he believes the annual $900,000 cash salary and $4,500,000 stock award entitlements, which the Board’s compensation committee agreed to pay Mr. Bingham last August at the time the position was created, are highly irregular and outsized

•	Timeline showing Mr. Rodgers’s repeated attempts, both private and public, to urge the Cypress Board to resolve these issues at the board level, and the Board’s refusal to do so

CypressFirst believes the Cypress board has significant governance and conflict of interest problems that are very likely to impact both revenue growth and share price if they remain unaddressed. Instead of addressing these problems, the board is attempting to change the director election process to thwart the addition of two highly qualified industry veterans to the Board.

CypressFirst is prepared to let all stockholders decide for themselves who are the best candidates in a contest that will in effect run Dan McCranie and Camillo Martino to replace the two current Cypress directors with the fewest stockholder votes. CypressFirst urges the independent directors of Cypress, including lead independent director Eric Benhamou, to take responsibility for the Board’s failures in governance and compensation and ask Mr. Bingham to sever his relationship with Canyon Bridge and give back the excessive stock awards he did not deserve.

Mr. Rodgers believes that, as former semiconductor company CEOs, with experience both in the c-suite and on corporate boards, Dan McCranie and Camillo Martino are clearly more qualified than current Cypress board members to serve on the Cypress Board and help guide, mentor and evaluate the current CEO and management team. CypressFirst believes they would serve stockholders well by restoring adherence to the Cypress Code of Business Conduct and Ethics while also improving Cypress Board oversight of operations, restarting Cypress’s successful M&A engine, and thus increasing stockholder value.

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of the Company. Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company and in connection with Mr. Rodgers’s solicitation of proxies to vote a consent on the Company’s solicitation of consents to remove cumulative voting and with respect to certain governance matters (the “Cypress Consent Solicitation”). Rodgers has filed a preliminary Consent Information Statement, stockholder letter and accompanying GOLD proxy card in connection with the Cypress Consent Solicitation (the “CypressFirst Consent Information Statement”). Rodgers also intends to file a proxy statement (the “CypressFirst Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. Mr. McCranie and Mr. Martino own 25,000 and 10,000 shares, respectively of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the CypressFirst Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting or the CypressFirst Consent Information Statement filed with the SEC in connection with the Cypress Consent Solicitation. Promptly after filing the definitive CypressFirst Proxy Statement with the SEC, Rodgers intends to mail the definitive CypressFirst Proxy Statement and a proxy card pursuant to applicable SEC rules.

STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS ARE ALSO URGED TO READ THE CYPRESSFIRST CONSENT INFORMATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement, the CypressFirst Consent Information Statement and any other documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting or the Cypress Consent Solicitation at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2855 or by email: CypressFirst@mackenziepartners.com